Exhibit 21.1

SUBSIDIARIES OF XINYUAN REAL ESTATE CO., LTD

•	Xinyuan Real Estate, Ltd., incorporated in Cayman Islands

•	Xinyuan (China) Real Estate, Ltd., incorporated in the People’s Republic of China

•	Suzhou Xinyuan Real Estate Development Co., Ltd., incorporated in the People’s Republic of China

•	Anhui Xinyuan Real Estate Co., Ltd., incorporated in the People’s Republic of China

•	Xinyuan Real Estate (Chengdu) Co., Ltd., incorporated in the People’s Republic of China

•	Henan Xinyuan Real Estate Co., Ltd., incorporated in the People’s Republic of China

•	Qingdao Xinyuan Real Estate Co., Ltd., incorporated in the People’s Republic of China

•	Henan Wanzhong Real Estate Co., Ltd., incorporated in the People’s Republic of China

•	Shandong Xinyuan Real Estate Co., Ltd., incorporated in the People’s Republic of China

•	Henan Xinyuan Property Management Co., Ltd., incorporated in the People’s Republic of China

•	Zhengzhou Mingyuan Landscape Engineering Co., Ltd., incorporated in the People’s Republic of China

•	Zhengzhou Xinyuan Computer Network Engineering Co., Ltd., incorporated in the People’s Republic of China

•	Henan Xinyuan Real Estate Agency Co., Ltd., incorporated in the People’s Republic of China